Aflac Incorporated 2019 Form 10-K
EXHIBIT 21
Aflac Incorporated
SUBSIDIARIES
The following list sets forth the subsidiaries of Aflac Incorporated:

Company	Jurisdiction
American Family Life Assurance Company of Columbus (Aflac)	Nebraska
American Family Life Assurance Company of New York(1)	New York
Aflac Asset Management LLC	Delaware
Aflac Asset Management Japan Ltd.(2)	Japan
Aflac International, Inc.	Georgia
Aflac Information Technology, Inc.	Georgia
Simple Technology, LLC(3)	Delaware
Aflac Corporate Ventures LLC	Delaware
Empoweredbenefits, LLC(4)	North Carolina
Aflac Ventures Labs LLC(4)	Delaware
Aflac Ventures Seed Fund LLC(4)	Delaware
Aflac InfoSec Services LLC(4)	Delaware
Empowered.Insure LLC(4)	North Carolina
Aflac Innovation Partners G.K.(4)	Japan
Aflac Ventures LLC(4)	Delaware
Lapetus Solutions, Inc.(5)	Delaware
Picwell, Inc.(5)	Delaware
Wellthie, Inc.(5)	Delaware
Medical Note, Inc.(5)	Japan
Sensely Corporation(5)	California
Aflac Benefits Advisors, Inc.	Georgia
Communicorp, Inc.	Georgia
Continental American Insurance Company	Nebraska
Continental American Group, LLC(6)	Georgia
Aflac Holdings LLC	Nebraska
Aflac Life Insurance Japan Ltd.(7)	Japan
Octagon Delaware Trust(8)	Delaware
Apollo AF Loan Trust(8)	Delaware
Global Investment Fund I(8)	Delaware
Tsusan Co., Ltd.(8)	Japan
Aflac Insurance Services Co., Ltd.(8)	Japan
Aflac Payment Services Co., Ltd.(8)	Japan
Aflac Heartful Services Co., Ltd.(9)	Japan
Global Alternatives Private Equity Sub-Trust A(10)	Cayman Islands
Tier One Insurance Company	Nebraska
Aflac Northern Ireland, Ltd.	Northern Ireland, U.K.
Argus Holdings, LLC	Florida
Argus Dental & Vision, Inc.(11)	Florida

(1) Subsidiary of Aflac
(2) Subsidiary of Aflac Asset Management LLC
(3) Subsidiary of Aflac Information Technology, Inc.
(4) Subsidiary of Aflac Corporate Ventures LLC
(5) Investment of Aflac Ventures LLC
(6) Subsidiary of Continental American Insurance Company
(7) Subsidiary of Aflac Holdings LLC
(8) Subsidiary of Aflac Life Insurance Japan Ltd.
(9) 80% owned by Aflac Life Insurance Japan Ltd.
10% owned by Aflac Insurance Services Co., Ltd., and
10% owned by Aflac Payment Services Co., Ltd.
(10) 90% owned by Aflac Life Insurance Japan Ltd. and
10% owned by Aflac
(11) Subsidiary of Argus Holdings, LLC